CERTIFICATE OF AMENDMENT
                TO THE ARTICLES OF INCORPORATION
                               OF
                  MOBILE DESIGN CONCEPTS, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Mobile Design Concepts, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST:  The present name of the Corporation is Mobile Design
Concepts, Inc.
     SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.
     (1)  The Article entitled ARTICLE I - NAME, is amended to
read as follows:
                        ARTICLE I - NAME
     The name of the corporation shall be:  Bioaccelerate
Holdings, Inc.
     THIRD: The Corporation has effectuated a 3.5 to 1 reverse stock split effective as of September 23, 2004, Which reduced the issued and outstanding shares of common stock from 4,812,800 shares to 1,375,085 shares.
     FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 4,812,800.
     FIFTH: The number of shares voted for such amendments was 3,750,000 (77%) and no shares were voted against such amendment.
     DATED this        day of September, 2004.

MOBILE DESIGN CONCEPTS, INC.



          By:______________________________
              Lynn Dixon, President/Secretary

                          VERIFICATION


STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Mobile Design Concepts, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

Lynn Dixon, President



STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

     Before me the undersigned Notary Public in and for the said

County and State, personally appeared the President and Secretary of Mobile Design Concepts, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this

day of September, 2004.



                              NOTARY PUBLIC
Notary Seal:



C:\TGK\MobileBioAcc\CERTAMD.Mobile Design.doc